UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
 ______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 11, 2013 (September 9, 2013)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Bill Gregorak as Vice President and Chief Financial Officer

Effective September 9, 2013, Bill Gregorak was appointed as Vice President and Chief Financial Officer of Ascent Solar Technologies, Inc. (the “Company”).

Bill Gregorak, age 58, has extensive senior financial executive experience at global, public and privately held, high-technology manufacturing businesses. Prior to joining Ascent Solar, from 2008 to 2013, Mr. Gregorak served as Vice President and Chief Financial Officer of Thule Organization Solutions, a privately held manufacturer of consumer products and personal electronics cases. While at Thule Organization Solutions, Mr. Gregorak oversaw finance, accounting, acquisition due diligence, IT and legal functions in the U.S., Belgium, Hong Kong and China. Prior to Thule Organization Solutions, from 2000 to 2005, Mr. Gregorak was the Vice President and Corporate Controller for Advanced Energy Industries, Inc. and Xilinx Corporation, both of which currently trade on the NASDAQ. Advanced Energy is a manufacturer of semiconductor equipment with operations in both the United States and China. Xilinx is a manufacturer of semiconductors with operations spanning the United States, Ireland and Singapore. Prior to 2000, Mr. Gregorak held key financial positions at multiple high-technology manufacturing businesses, including having spent 17 years at Hewlett-Packard in various financial and operational capacities. Mr. Gregorak holds a Bachelor's degree in Economics from the University of Washington.

Mr. Gregorak will receive an annual base salary of $185,000 ("Base Salary"), subject to annual adjustments as determined by the Board of Directors ("Board"). Mr. Gregorak will also be eligible for an annual bonus of up to 35% of his Base Salary as determined at the sole discretion of the Board or the Compensation Committee. In addition, Mr. Gregorak is eligible to participate in the Company's standard benefit plans and programs. A written executive employment agreement was not entered into by the Company with Mr. Gregorak.
As part of his employment, Mr. Gregorak was granted options to purchase 50,000 shares of the Company's common stock (the "CFO Options"). The CFO Options vest in four equal annual installments on the first, second, third and fourth anniversaries of Mr. Gregorak's start date, with an exercise price of $0.83 per share. The CFO Options expire on September 10, 2023.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated September 11, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 11, 2013	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer